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                                                               EXHIBIT 1.A(1)(c)


                                 AMENDMENT NO. 2
                               CUSTODIAN AGREEMENT
                                     BETWEEN
                       STATE STREET BANK AND TRUST COMPANY
                                       AND
                            A I M DISTRIBUTORS, INC.

         The Custodian Agreement (the "Agreement"), dated June 1, 1983, as amended effective March 1, 1999, by and between A I M DISTRIBUTORS, INC., a Delaware corporation with its principal office at Eleven Greenway Plaza, Suite 1919, Houston, Texas and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation having an office at 225 Franklin Street, Boston, Massachusetts 02110, is hereby amended as follows:

         1. The first sentence of Section II.A.6. is hereby amended and restated to read in full as follows:

                           "The Custodian and the Sponsor agree that a Planholder who owns any completed Plan may make additional investments, without completing a new Plan application, thereby activating the Extended Investment Option, subject to the same deductions as applied to the Planholder's last scheduled payment."

         2. The second paragraph of Section II.A.9 is hereby amended and restated to read in full as follows:

                           "Upon receipt by the Custodian of appropriate notice from the Sponsor, the Custodian shall reinstate any Plan which has been terminated in accordance with paragraphs II (B) (8) (a) or (b) below, subject to a reinstatement fee set forth in the Prospectus, but without deduction for sales charges, so long as the reinstatement is consistent with the terms of the Plan Certificate."

         3. The first clause of the first paragraph of Section II.B.5 is hereby amended and restated to read as follows:

                           "The Custodian and Sponsor agree that a Planholder who has owned his Plan for at least 45 days may withdraw or liquidate part of the Fund Shares held in his account without terminating his Plan, subject to a Custodian Fee set forth in the Prospectus and to the following:..."

         4. Section II.B.5.c.(v) of the Custodian Agreement is hereby amended by adding the following two sentences:

                           Notwithstanding these provisions, a Planholder may make a partial withdrawal and reinvestment of the account in a manner which complies with the rules of the Internal Revenue Code regarding IRA rollovers. All reinvestments must be at least 25% of the amount withdrawn or $500, whichever is less.

         5. Section II.B.5.c.(vi) of the Custodian Agreement is hereby amended and restated to read in full as follows:

                           "(v) The Planholder will be liable for any transfer taxes that may be required."



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         6.       The third paragraph of Section II.B.6 of the Custodian
                  Agreement is hereby amended and restated to read in full as follows:

                           "The Sponsor reserves the right (upon 90 day's notice) to discontinue offering Systematic Withdrawal Programs."

         7. The first clause of the first sentence of Section II.B.7 of the Custodian Agreement is hereby amended and restated to read as follows:

                           "The Custodian and the Sponsor agree that a Planholder may, subject to transfer taxes, if any,
                           (a)..."

         8. The first sentence of Section II.B.8.a is hereby amended and restated to read in full as follows:

                           "A Planholder may at any time terminate his Plan in accordance with the provisions thereof and subject to a fee set forth in Schedule A, by surrendering his Plan Certificate, if any, to the Custodian."

         9. The first sentence of Section II.B.8.b is hereby amended and restated to read in full as follows:

                           "If a Planholder fails to make any scheduled payment for one year after it becomes due under the Plan, either the Sponsor or the Custodian may terminate the Plan on 60-days' written notice, and the Custodian may charge the fee set forth in the Prospectus."

         10. The second paragraph of Section II.B.9 is hereby amended and restated to read in full as follows:

                           "After the expiration of fifteen (15) years from the date of the Plan or, if the Planholder has activated the Extended Investment Option, upon termination of the Plan at any time after the expiration of fifteen
                           (15) years but not exceeding twenty-five (25) years, the Custodian receives the Annual Account Service Fee for an Open Account set forth in Schedule A."

         11. The first sentence of Section II.C.4 is hereby amended and restated to read in full as follows:

                           "The Custodian will provide notice to Planholders of all Fund shareholder meetings, together with proxy statements."

         12. The first sentence of the second paragraph of Section II.C.4 is hereby amended and restated to read in full as follows:

                           "If the Planholder desires to attend the Fund shareholder meeting and vote shares held in his account in person, the Planholder must make written request to the Custodian for a proxy which will permit the shares to be voted in person."

         13. Section II.D.1.g is hereby amended and restated to read in full as follows:

                           "Any and all duties of the Custodian enumerated in the foregoing provisions of this subparagraph are hereby delegated to the Sponsor until such time as the Custodian notifies the Sponsor that it is terminating such delegation. The effect of such termination will be that the Custodian will perform the foregoing duties."



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         14.      The first sentence of Section II.E.1 is hereby amended and restated to read in full as follows:

                           "As remuneration for the services to be performed by the Custodian under this Agreement, the Custodian shall receive the fees, charges, and reimbursements for expenses as set forth in the attached Schedule A, this Agreement and the Prospectus, and for all other expenses incurred, whether or not otherwise enumerated, in connection with the performance of its duties under this Agreement."

         15. Section II.E.2 is hereby amended and restated to read in full as follows:

                           "No payment to the Sponsor, or to any affiliated person or agent of the Sponsor, shall be allowed the Custodian as an expense except for payment to the Sponsor of the expenses incurred by the Sponsor in connection with the duties delegated to the Sponsor as described in the immediately preceding paragraph."

         16. A new Schedule A to the Agreement is hereby added to the Agreement as follows:

                                   "SCHEDULE A

                                FEES SCHEDULE FOR
                       STATE STREET BANK AND TRUST COMPANY
                         FOR SERVICES AS PLAN CUSTODIAN

                                   ----------

                  The following fees and charges will be deducted from the Fund, Plans or from Planholder accounts and paid to the Custodian in accordance with the terms of the Prospectus.

         General

                  Account Service fees are based on an annual per shareholder account charge for account maintenance plus transaction and out-of-pocket expenses. There is a minimum charge of $1,500 per month(1). Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes.

         Annual Account Service Fees
         ---------------------------

         Open Account                                $16.00/year(1)

         Activity Based Fees
         -------------------

         Telephone Calls                             $ 2.50/each(1)
         Correspondence                              $ 3.00/each(1)
         New Account and Setup Kits                  $ 2.50/each(1)

         Planholder Fees
         ---------------

         IRA Annual Maintenance                      $10.00/year
         Bounced Checks                              $ 5.00/each
         Transcripts                                 $ 5.00/each year researched
         Terminations                                $ 2.50/each
         Inactive Accounts(2)                        $12.00/year



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                  Out-of-Pocket Expenses(1)
                  -------------------------

                           Out-of-Pocket expenses include but are not limited
                  to: Confirmation statements, checks, postage, forms, telephone, microfilm, microfiche, year-end forms and expenses incurred at the specific direction of the Sponsor.

----------

                  (1) These are fees that the Fund has voluntarily elected to pay to the Custodian on behalf of the Plans.

                  (2) A Plan that is not current and to which no investments have been made for a 12-month period but does not include completed plans. This fee will be paid annually to the Sponsor or its designee."

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Date: June 30, 2000


                                             A I M DISTRIBUTORS, INC.



Attest: /s/ P. MICHELLE GRACE                By: /s/ MICHAEL J. CEMO
        ----------------------------             -------------------------------
            Assistant Secretary                             President

(SEAL)


                                             STATE STREET BANK AND TRUST
                                             COMPANY



Attest: /s/ [ILLEGIBLE]                      By: /s/ RONALD E. LOGUE
        ----------------------------             -------------------------------


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